For Immediate Release

FERRO TO WEBCAST PRESENTATION FROM

THE CREDIT SUISSE CHEMICAL CONFERENCE

CLEVELAND, Ohio – September 18, 2007 – Ferro Corporation (NYSE: FOE) will webcast a presentation by James F. Kirsch, Chairman, President and Chief Executive Officer, on Wednesday, September 26, 2007, at 1:40 p.m. ET from the Credit Suisse Chemical Conference in New York, NY. The audio portion of the presentation will be webcast live and can be accessed from the “Investor Information” portion of Ferro’s Web site at:

http://www.ferro.com

Audio replays of the presentation will be available at this site for 30 days. The presentation slides can also be viewed and downloaded from this link, beginning at 1:00 p.m. ET on September 26.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, solar energy, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,700 employees globally and reported 2006 sales of $2 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com